UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

PACIFIC COAST NATIONAL BANCORP
 (Exact name of registrant as specified in its charter)

California	333-118859	61-145-3556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 100
San Clemente, California 92673-6275
(Address of principal executive offices) (Zip code)

(949) 361-4300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 20, 2007, Mr. Richard William Grinyer (“Mr. Grinyer”) notified Pacific Coast National Bancorp, a California corporation (the “Company”) (OTC:PCST.OB) of his intended resignation from the Company’s Board of Directors.  At the same time, Mr. Grinyer notified the Company that he is also resigning his position as a member of the Board of Directors, Executive Vice President, and Chief Credit Officer for Pacific Coast National Bank (the “Bank”), a wholly owned subsidiary of the Company, and is voluntarily terminating his employment agreement with the Bank.  Mr. Grinyer has signed a release and has agreed to forfeit one-third of his incentive and non-qualified stock options, or 20,400 non-qualified options and 10,000 incentive options for shares of the Company’s common stock.  Mr. Grinyer will continue with the Company and the Bank until the earlier of April 16, 2007, or the date on which the Bank hires a new Chief Credit Officer.  In the event a replacement is not found, the Bank’s Chief Executive Officer, Mr. Colin M. Forkner, will temporarily fill the role as the Bank’s Chief Credit Officer.  Upon his resignation, Mr. Grinyer will then be employed by the Bank in a new capacity as its Senior Vice President and Relationship Manager.   On February 21, 2007, the Company issued a press release entitled “Richard Grinyer To Have New Role at Pacific Coast National Bancorp and Pacific Coast National Bank.”  The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this current report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press release entitled “Richard Grinyer To Have New Role At Pacific Coast National Bancorp and Pacific Coast National Bank.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COAST NATIONAL BANCORP

Date: February 21, 2007	By:	/s/ Michael Hahn
	Name:	Michael Hahn
	Title:	President

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “Richard Grinyer To Have New Role At Pacific Coast National Bancorp and Pacific Coast National Bank”